Ex 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-152590 and 333-184954) and Form S-8 (Nos. 33-71094, 333-35666, 333-35672, 333-35648, 333-105919, 333-135700, 333-36897,  333-105920 and 333-182779) of Roper Industries, Inc. of our report dated February 21, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/PricewaterhouseCoopers LLP
Tampa, Florida
 February 21, 2014